Exhibit 23.2




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of Teligent, Inc. and to the incorporation by reference therein of our report dated February 18, 2000, with respect to the consolidated financial statements of Teligent, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


McLean, Virginia
January 22, 2001